                                                                    Exhibit 99.

NEWS RELEASE

FOR IMMEDIATE RELEASE



       PICO HOLDINGS, INC. CLOSES ON THE SALE OF SEQUOIA INSURANCE COMPANY

         (LA JOLLA, CALIFORNIA)--MARCH 31, 2003--PICO Holdings, Inc. (NASDAQ:
PICO) confirmed that the previously announced sale of Sequoia Insurance Company closed earlier today.

         The gross sale proceeds were approximately $42.5 million. The final gain on sale will be calculated once all parties have agreed to the closing balance sheet as of March 31, 2003.

         John Hart, PICO's President and Chief Executive Officer, commented:

         "It is anticipated that PICO's results for the first quarter of 2003 will include approximately $1.4 million in pre-tax income from Sequoia's operations during the quarter, as well as a small overall gain on the sale.

         "Our objective is to generate a higher return from our key holdings than the broad stock market averages over the same period. We earned a total pre-tax return from Sequoia comparable to the S&P 500 Index, and significantly greater than other broad market indices. Going forward, we believe that other opportunities offer potentially higher returns than continuing to own Sequoia, which should lead to the creation of greater shareholder value."

OTHER INFORMATION AND WHERE TO FIND IT

         Further information on PICO Holdings, Inc., and our investment philosophy, principal activities, recent developments, and current outlook, is contained in the Form 10-K and Form 10-Q reports which we file with the SEC. These reports can be accessed on-line via our website (www.picoholdings.com), or you can call Carlene Wilbur (614-475-3178 x255) to request paper copies.

         This press release contains "forward-looking statements" within the meaning of securities law. These include, but are not limited to, statements about the Company's operations and future expectations. These statements reflect our current views about future events which could affect our financial performance. Although we aim to promptly disclose any new development which will have a material effect on PICO, we do not undertake to update all forward-looking statements until our next scheduled 10-K or 10-Q filing. You should not place undue reliance on forward-looking statements because they are subject to various risks and uncertainties (including those listed under "Risk Factors" and elsewhere in our SEC filings) which could cause actual results to differ materially from such forward-looking statements or from our past results.

                                      # # #


CONTACT:
RAYMOND WEBB  CHIEF INVESTMENT ANALYST, PICO HOLDINGS, INC.  (858) 456-6022 X234